Exhibit 3.3

                           FORM OF WARRANT CERTIFICATE


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATIONS UNDER THE 1933 ACT OR (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

CERTIFICATES REPRESENTING SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT SHALL BEAR A LEGEND RESTRICTING TRANSFER SIMILAR TO THE LEGEND SET FORTH ABOVE, TO THE EXTENT APPLICABLE.

THE HOLDER HEREBY ACKNOWLEDGES AND COVENANTS THAT THE WARRANTS EVIDENCED HEREBY MAY NOT BE SOLD, TRANSFERRED OR EXERCISED EXCEPT IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS.

EXERCISABLE ONLY BEFORE 5:00 P.M. (TORONTO TIME) ON THE FIRST ANNIVERSARY (THE "EXPIRY DATE") OF THE DATE OF EFFECTIVENESS OF A REGISTRATION STATEMENT REGISTERING, INTER ALIA, THE SHARES UNDERLYING THE WARRANTS AFTER WHICH TIME THIS WARRANT SHALL BE NULL AND VOID.


                                    WARRANTS

                         iJOIN.COM, INC. (the "Company")
             (Incorporated under the laws of the State of Delaware)

WARRANT CERTIFICATE NO. _______                                 _______ WARRANTS

THIS IS TO CERTIFY that, for value received, ______________________________ the registered holder hereof (the "holder") is entitled, for each Warrant held, to purchase at any time before the Expiry Time, being 5:00 p.m. (Toronto time) on the Expiry Date (as defined above) one fully paid and non-assessable share of Common Stock, par value $0.001 (collectively, "Common Shares"), in the capital of iJoin.com, Inc. (the "Company") as constituted on the date hereof, subject to adjustment or substitution pursuant to the provisions for adjustment in Appendix "A" hereto, by delivery to the Company at its principal office at _________ ____________________________________________________________, of this Warrant
Certificate, with the Exercise Form attached hereto duly completed and executed, and a bank draft, certified cheque or money order in lawful money of the United States, payable to or to the order of the Company, at par in the city where this Warrant Certificate is so delivered, in an amount equal to the product of the Exercise Consideration multiplied by the number of Warrants being exercised.

For the purposes of this Warrant Certificate, "Exercise Consideration" means, in respect of each Warrant exercised, the sum of $____ in lawful money of the United States, subject to adjustment and in accordance with Appendix "A".

This Warrant Certificate shall be validly surrendered only upon personal delivery thereof with payment as provided above, to the Company at its address above or, if sent by mail or other means of transmission, on actual receipt thereof by, the Company at the said address. The Exercise Form attached hereto shall be deemed not to be duly completed if not fully completed in the manner indicated or if the name and mailing address of the holder does not appear legibly on such Exercise Form is not signed by the holder.

Not later than the fifth business day after the surrender to the Company of this Warrant Certificate for the purposes of exercising Warrants represented hereby with the attached Exercise Form duly completed and payment as provided above (or, if the transfer books of the Company are closed by law during such period, not later than the fifth business day after the date of the reopening of such transfer books), the Company will mail to the holder, or to such person as the holder may otherwise specify in the Exercise Form or by written notice given to the Company prior to such mailing, at the address of the holder or, if so specified, of such person, or, if specified in the Exercise Form or by written notice given to the Company prior to such mailing, cause to be delivered to such holder or person at the place where this Warrant Certificate was surrendered certificates representing the number of Common Shares issuable upon the exercise of such Warrants registered in the name of the holder or, if so specified, such person. If less than all the Warrants evidenced by this Warrant Certificate are exercised, the holder will be entitled to receive without charge a new Warrant Certificate representing the balance of such Warrants.

Upon a valid exercise of Warrants as provided herein, the person or persons in whose name or names the Common Shares are issuable, shall be deemed for all purposes (except as provided in the Indenture) to be the holder of holders of record of such Common Shares.

To the extent that the Warrants represented by this Warrant Certificate confer the right to subscribe for a fraction of a Common Share, such right may be exercised in respect of such fraction only in combination with an additional Warrant or Warrants which in the aggregate entitle the holder to acquire a whole number of Common Shares. No fractional Common Shares will be issued. It a holder is not able to, or elects not to, combine Warrants so as to be entitled to acquire a whole number of Common Shares, the Company shall make an appropriate cash adjustment. In respect of any holder, the Company shall only be required to make such a cash adjustment once and for one fractional Common Share and no more. The amount of the cash adjustment shall be equal to the fraction of a Common Share to which the holder would be entitled multiplied by the Current Market Price (as defined in Appendix "A"). The Company will not, under any circumstances, be obligated to issue a cheque to a Warrantholder of less than U.S.$10.00.

The holding of the Warrants evidenced by this Warrant Certificate shall not constitute the holder hereof a shareholder of the Company or entitle such holder to any right or interest in respect thereof except as herein and in the Indenture expressly provided.

The Warrants evidenced by this Warrant Certificate may only be transferred upon compliance with applicable laws by the holder or his or her executors, administrators or other legal representatives or his or her or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Company (which may, in its discretion, require a legal opinion concerning such compliance), and, upon compliance with such other reasonable requirements as the Company may prescribe, such transfer will be duly recorded on such register of transfers.

The Company will be entitled to refuse to permit and record any transfer of any Warrant on such register if such transfer would constitute a violation of the securities laws of any jurisdiction.

If any of the Common Shares issuable upon the exercise of Warrants are to be issued to a person or persons other than the holder (as aforesaid), the holder shall pay to the Company all requisite stamp transfer taxes or other governmental charges exigible in connection with the issue of such Common Shares to such other person or persons or shall establish to the satisfaction of the Company that such taxes and charges have been paid.

No Common Shares will be issued upon the exercise of any Warrant if the issuance of such Common Shares would constitute a violation of the securities laws of any jurisdiction.

On presentation at the office of the Company specified above, on compliance with the reasonable requirements of the Company, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates of different denomination evidencing in total the same number of Warrants as the certificate or certificates being exchanged.

Time shall be of the essence hereof. The Warrants and the Indenture (and any amendments thereto and instruments supplemental thereto) shall be governed by, performed, construed and enforced in accordance with the laws of the province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.

No Warrants may be exercised in the United States or by or for the account or benefit of a U.S. Person, and no certificate representing Common Shares will be delivered to an address in the United States, unless an exemption from registration under the U.S. Securities Act and applicable state securities laws is available and evidence thereof satisfactory to the Company and the Trustee (which may, at the option of the Company or the Trustee, include an opinion of counsel) is received prior to the exercise. Evidence of an exemption from registration shall not be required in the case of a Warrantholder that certifies in writing that it was an original purchaser of Warrants from the Company and is an "Accredited Investor" within the meaning of applicable laws and provides evidence of such status satisfactory to the Company (which may, at the option of the Company, include financial statements).

After the exercise of any of the Warrants represented by this Warrant Certificate, the holder will no longer have any rights under either the Warrant Indenture or this Warrant Certificate with respect to such Warrants, other than the right to receive certificates representing the Common Shares issuable upon the exercise of the Warrants represented by this Warrant Certificate, and such Warrants shall be void and of no further value or effect.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorized officer as of ___________, 2000.


                                         iJOIN.COM, INC.



                                         Per: /s/ BOB BAGGA
                                             ---------------------------------
                                             AUTHORIZED SIGNING OFFICER

                                  EXERCISE FORM



To:      iJoin.com, Inc.


The undersigned holder of the within Warrant Certificate, pursuant to the Warrant Indenture mentioned therein hereby exercises __________ of the Warrants (the "Exercised Warrants") evidenced thereby and hereby subscribes for a number of Common Shares of iJoin. com, Inc. equal to such number of Common Shares or number or amount of other securities or property, or combination thereof. to which such exercise entitles him under the provisions of the Warrant Indenture at an aggregate price equal to the product of the Exercise Consideration and the number of Exercised Warrants, and on the terms specified in such Warrant Certificate and the Warrant Indenture, and in payment therefor, delivers herewith a bank draft, certified cheque or money order payable to iJoin. com, Inc.

The exercise price of the Warrants must be paid in lawful money of the United States.

The undersigned hereby irrevocably directs that such Common Shares be issued and delivered as follows:


                                                                    Number(s) or
                                           Social Insurance         Amount(s) of
Name(s) in Full          Address(es)           Number(s)           Common Shares
--------------------------------------------------------------------------------







No certificates will be registered or delivered to an address in the United States unless BOX B or C below is checked.

(Please print full name in which share certificates are to be issued. If any Common Shares are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to the Trustee all exigible transfer taxes or other government charges.)

The undersigned represents and warrants that it: [check one only]

[   ]             A.       is not in the  United  States  or a U. S.  Person  as
                           defined in Rule 902 of  Regulation  S under the U. S.
                           Securities  Act and is not  exercising  the Exercised
                           Warrants for the account or benefit of or resale to a
                           U. S. Person or a person in the United States and has not executed or delivered the exercise form in the United Sates; or

[   ]             B.       is an  original  subscriber  of  Warrants  and  is an
                           Accredited Investor; or

[   ]             C.       is a registered  holder that  acquired the  Exercised
                           Warrants in a transaction that was exempt from registration under the U. S. Securities Act and applicable state securities laws.


DATED at ________________ this _______ day of _________________, _________.


--------------------------                    --------------------------------
Signature Guarantee*                          Signature of Subscriber**

                                              --------------------------------
                                              Name of Subscriber

                                              --------------------------------
                                              --------------------------------
                                              --------------------------------
                                              Address (include Postal Code)

                                              --------------------------------
                                              SIN/TIN Number (if any)

* If the Common Shares are to be issued to a person other than the registered holder, then the signature of the Subscriber must be guaranteed by a Canadian bank or a major Canadian trust company or by a Medallion signature guarantee from a member of a recognized signature Medallion guarantee program.

** This signature must correspond exactly with the name appearing on the registration panel.

[   ]    Check box if the share  certificates  are to be delivered at the office where this Warrant is exercised, failing which they will be mailed.

                              TRANSFER OF WARRANTS



FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:

------------------------------------------------------------------------------
Name

------------------------------------------------------------------------------
Address

------------------------------------------------------------------------------

____________________________ Warrants of iJoin. com, Inc. registered in the name of the undersigned on the records of iJoin. com, Inc. represented by the Warrant Certificate attached and irrevocably appoints the attorney of the undersigned to transfer the said securities on the books or register with fill power of substitution.

------------------------                     -----------------------------------
Signature Guaranteed                         (Signature of Warrant Holder)

                                             -----------------------------------
                                             Print full name

                                             -----------------------------------
                                             -----------------------------------
                                             Print full address and SIN/TIN
                                                                   (if any)

Instructions

1. If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Trustee and the Company.

2. The signature on the Transfer Form must be guaranteed by an authorized officer of a Canadian chartered bank or major Canadian trust company or by a Medallion signature guarantee from a member of a recognized signature Medallion guarantee program.

3. Warrants will only be transferable in accordance with applicable securities laws and stock exchange regulations. The transfer of Warrants to a transferee may, depending on the residency of such transferee, result in the securities obtained upon the exercise of the Warrants not being freely tradeable in the jurisdiction where the transferee is resident.

                                  APPENDIX "A"

                                   ADJUSTMENTS



(a)      Adjustment for Common Stock Events

In the event that there shall occur any stock split, stock dividend, combination of shares, recapitalization of such other event relating to the outstanding Common Stock of the Company, then the number of Common Shares or other securities receivable upon exercise of the Warrants shall be correspondingly adjusted on and as of the date of such stock split, stock dividend, combination of shares, recapitalization or such other event.

(b)      Merger or Consolidation

In the event, at any time or from time to time, of any merger or consolidation in which the Company shall be a constituent party and in which the previously outstanding Common Shares shall be changed into or, exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another corporation or other property including cash)or any combination of the foregoing (a "Transaction"), then each holder of Warrants, upon due exercise of such Warrants, at any time after the consummation of such transaction, shall be entitled to receive, in lieu of the Common Shares issuable upon such exercise prior to such consummation, the stock and other securities, cash and property to which such holder would have been entitled upon the consummation of such Transaction of such holder lad exercise such Warrants immediate prior thereto (subject thereafter to further adjustments from and after the dates of the consummation of such Transaction to correspond as nearly as possible to the adjustments provided for herein).

(c)      Certificate of Adjustment

Upon each adjustment pursuant hereto, the Company will promptly prepare a certificate of adjustment stating the adjusted exchange rate and/or specifying the other shares of stock, securities or assets in the amount thereof receivable as a result of such adjustment, and setting forth in reasonable detail the method of calculation and facts upon which such calculation is based. The Company will promptly mail a copy of such certificate of adjustment to each registered holder of Warrants.

A11 capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Warrant Certificate to which this appendix is appended.

                                   iJoin, Inc.
                               2505 Second Avenue
                                    Suite 500
                                Seattle, WA 98121


                                                April 30, 2001


[Warrant Holder]


Dear ___________:

      This letter agreement amends that certain Warrant (the "Warrant") between ________________ ______________ and iJoin.com, Inc. (the "Company") to purchase up to _______ shares of common stock of the Company. Except as otherwise provided herein, the Warrant shall remain in full force and effect. Upon your written consent, the following paragraph will be added at the end of subsection
(b) of Appendix A attached to the Warrant:

            "Notwithstanding anything to the contrary contained herein, in the event that merger transaction contemplated by that certain Agreement and Plan of Merger dated as of April 24, 2001 by and among the Company, Tech-Creations, Inc. ("Tech") and its wholly-owned subsidiary, IJC Acquisition Corp., (the "Merger Agreement") is consummated, the Exercise Consideration thereafter applicable to the Holder, upon the exercise of this Warrant, shall be equal to the product determined by multiplying (i) the Exercise Consideration in effect immediately prior to the effective date of such merger transaction by (ii) the exchange ratio set forth in such Merger Agreement, which resulting adjusted Exercise Consideration shall be rounded down to the nearest whole cent."

      The amendment to the Warrant will result in a reduction of the Exercise Price effective upon the exercise of the Warrant for shares of the common stock of Tech following the Merger.

      By executing below, the undersigned hereby acknowledges and agrees to the foregoing amendment to the Warrant.

                                                Very truly yours,

                                                iJoin, Inc.

                                          By:   ________________________

      ACKNOWLEDGED AND AGREED TO BY:
      KBL Technology Funding Inc.

      By:  _________________________
      Name:
      Title: